Microsoft Word 10.0.2627;

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


                     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES
                          FISCAL FIRST QUARTER RESULTS


         HAUPPAUGE, NEW YORK - December 13, 2004 - Manchester Technologies, Inc. (NASDAQ NM: MANC), a leading distributor of display technology solutions and plasma display monitors, today announced financial results for the first quarter ended October 31, 2004.

         On May 28, 2004, the Company sold its end-user information technology fulfillment and professional services business to ePlus, inc., a leading provider of Enterprise Cost Management, in an all cash transaction. The results of operations for the end-user information technology fulfillment and professional services business have been recorded as discontinued operations in the accompanying condensed consolidated statements of income.

         Revenue from continuing operations for the quarter was $46.9 million as compared with $45.4 million for the comparable quarter last year. Income from continuing operations for the quarter was $1.8 million or $0.21 per diluted share as compared with $844,000 or $0.10 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,434,000 and 8,251,000, respectively.

         Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "We are pleased with the increase in revenues and profitability as compared to last year. In particular, sales of our display technology solutions increased by 12% as compared to last year. However, this increase was partially offset by decreased sales of computer hardware to dealers and systems integrators as a result of our inability to procure products for this line of business."

         The Company ended the quarter with cash and cash equivalents of $20.9 million, working capital of $37.4 million, total assets of $74.4 million and shareholders' equity of $45.0 million.






                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




About Manchester Technologies, Inc. Manchester Technologies, Inc. is a distributor of display technology solutions and plasma display monitors through its subsidiary Electrograph Systems, Inc. and is a distributor of computer hardware, primarily to dealers and system integrators. More information about the Company and Electrograph can be obtained by visiting their websites located at http://www.e-manchester.com and the website of its subsidiary at http://www.electrograph.com.




Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued intense competition in the computer industry, continued deterioration in average selling prices of personal computers and display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2004, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.






                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                 Three months ended
                                                              October 31,        October 31,
                                                                2004                 2003
                                                                ----                 ----

Revenue                                                        $46,881             $45,378

Cost of revenue                                                 40,849              40,644
                                                                ------              ------

     Gross profit                                                6,032               4,734

Selling, general and administrative expenses                     3,129               3,340
                                                                 -----            --------

     Income from operations                                      2,903               1,394

Interest and other income (expense), net                            15                 (20)
                                                                 -----           ----------

     Income from continuing operations
       before income taxes                                       2,918               1,374

Income tax provision                                             1,167                 530
                                                                 -----             -------

     Income from continuing operations                           1,751                 844
                                                                 -----                 ---

Discontinued operations
Income (loss) from operations of discontinued component            995                (855)
Income tax (provision) benefit                                    (398)                322
                                                                  -----                ---

Income (loss) from discontinued operations                         597                (533)
                                                                   ---                ----

Net income                                                      $2,348                $311
                                                                 =====                 ===

Income per share from continuing operations
    Basic                                                        $0.21               $0.11
                                                                 =====               =====
    Diluted                                                      $0.21               $0.10
                                                                 =====               =====


Loss per share from discontinued operations
     Basic                                                      $0.07              $(0.07)
                                                                 ====               ======
     Diluted                                                    $0.07              $(0.07)
                                                                 ====              ======

Net income per share
     Basic                                                      $0.29               $0.04
                                                                =====               =====
     Diluted                                                    $0.28               $0.04
                                                                =====               =====

Weighted average shares outstanding
     Basic                                                       8,226              7,990
                                                                 =====              =====
     Diluted                                                     8,434              8,251
                                                                 =====              =====

                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                      October 31, 2004        July 31, 2004
                                                                          (Unaudited)         ------------
                                                                          -----------

                                              Assets
Current assets:
     Cash and cash equivalents                                          $20,933               $16,881
     Accounts receivable, net of allowance for doubtful accounts
        of  $1,772 and $2,848, respectively                              22,207                15,530
     Inventory                                                           12,922                20,301
     Deferred income taxes                                                1,212                 1,212
     Prepaid taxes                                                          630                   916
     Prepaid expenses and other current assets                            1,196                 1,266
                                                                          -----                 -----
                      Total current assets                               59,100                56,106

Property and equipment, net                                               9,699                 9,890
Goodwill, net                                                             3,735                 3,735
Deferred income taxes                                                     1,728                 1,728
Other assets                                                                 97                   183
                                                                        -------               -------

                      Total assets                                      $74,359               $71,642
                                                                         ======                ======

                          Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                              $21,439               $21,492
     Current portion of capital lease obligations                           255                   246
                                                                       --------              --------

                      Total  current liabilities                         21,694                21,738

Deferred compensation payable                                                98                    98
Capital lease obligations, net of current portion                         7,615                 7,683
                                                                          -----                 -----

                      Total liabilities                                  29,407                29,519
                                                                         ------                ------

Commitments and contingencies

Shareholders' equity:
     Preferred stock, $.01 par value; 5,000 shares
        authorized, none issued                                               -                     -
     Common stock, $.01 par value; 25,000 shares  authorized,
        8,290 and 8,163 shares issued and outstanding                        83                    82
     Additional paid-in capital                                          20,077                19,597
     Retained earnings                                                   24,792                22,444
                                                                         ------                ------
                      Total shareholders' equity                         44,952                42,123
                                                                         ------                ------
                      Total liabilities and shareholders' equity        $74,359               $71,642
                                                                         ======                ======



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